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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 18, 2001

                                REGIS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          0-11230                                         41-0749934
  ------------------------                    ---------------------------------
  (Commission File Number)                    (IRS Employer Identification No.)


                              7201 Metro Boulevard
                              Minneapolis, MN 55439
              -----------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (952) 947-7000
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              (Registrant's telephone number, including area code)

                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 9.   REGULATION FD DISCLOSURE.

         Effective immediately, Regis Corporation (the Company) has instituted a program to diversify the investments now held in the Company's qualified and non-qualified retirement plans. These plans currently are exclusively invested in the Company's common stock. To implement this program, approximately one million shares of Company stock now held by the plans will be sold and the proceeds reinvested in a broader range of securities. These sales will occur over a period of approximately one year, with the timing of these sales subject to market conditions.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       REGIS CORPORATION


Date:  January 22, 2002                By: /s/ Randy L. Pearce
                                           -------------------------------------
                                           Randy L. Pearce
                                           Executive Vice President,
                                           Chief Administrative and
                                           Finance Officer


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